UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

One World Pharma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	61-1744826
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3471 W. Oquendo Road, Suite 301, Las Vegas, NV	89118
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box: [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box: [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, $0.001 par value per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to Be Registered.

One World Pharma, Inc. (the “Registrant”) hereby incorporates by reference the information set forth under the heading “Description of Share Capital” in the Registrant’s Registration Statement on Form S-1 (File No. 333-233735), as filed with the Securities and Exchange Commission on September 12, 2019.

Item 2. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 24, 2014)

3.2	Certificate of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2019)

3.3	Certificate of Amendment to Articles of Incorporation, filed with the Secretary of State of the State of Nevada on February 21, 2020 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2020)

3.4	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 24, 2014)

10.1	Convertible Note in the Principal Amount of $300,000 issued by OWP Ventures, Inc. to CSW Investors, LP (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on February 25, 2019)

10.2	Convertible Promissory Note dated July 22, 2019, made by One World Pharma, Inc. in favor of CSW Ventures, LP in the principal amount of $207,332 (incorporated by reference to Exhibit 10.12 of the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 12, 2019)

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ONE WORLD PHARMA, INC.

	By:	/s/ Craig Ellins
Craig Ellins
Chief Executive Officer

Dated: March 3, 2020

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